--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 19, 2003


                                  PROMOS, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

         COLORADO                     0-27943                 84-1209909
-------------------------------------------------------------------------------
      (State or other         (Commission File Number)       (IRS Employer
      jurisdiction of                                     Identification No.)
     incorporation or
       organization)

12-8 TECHNOLOGY DRIVE
EAST SETAUKET, NEW YORK                                          11733
-------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (631) 689-2649



         2121 SOUTH ONEIDA STREET, SUITE 500, DENVER, COLORADO 80224
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEMS 1 AND 5.    CHANGES IN CONTROL OF REGISTRANT AND OTHER EVENTS AND
                  REGULATION FD DISCLOSURE.

     On December 19, 2003, Promos, Inc., a Colorado corporation ("Promos"), completed a "reverse acquisition" transaction in which it acquired all the assets and assumed all the liabilities of OmniCorder Technologies, Inc., a Delaware corporation ("OmniCorder"), in consideration for the issuance of a majority of Promos' shares of common stock to OmniCorder. OmniCorder is a leading developer of medical imaging applications using advanced infrared focal plane arrays, and provides imaging technology for clinicians and researchers for drug discovery, disease detection and disease management applications. Promos will operate the business of OmniCorder as its sole line of business. The reverse acquisition was completed pursuant to an Agreement of Purchase and Sale, dated as of December 19, 2003. Concurrently with the closing of the reverse acquisition, Promos completed a private placement of 5,686,027 shares of its common stock, from which it received gross proceeds of $7,820,405, as more fully described below.

     Promos is filing this Current Report on Form 8-K for the purpose of providing summary information regarding the reverse acquisition and the private placement. Promos will file a more complete Form 8-K setting forth the information required by Items 1, 2, 4, 5, 7 and 8 of Form 8-K as soon as possible. Promos issued a press release announcing the reverse acquisition and the private placement, a copy of which is filed as an exhibit to this Report.

     At the closing of the Purchase Agreement, Promos acquired all of OmniCorder's assets and assumed all of OmniCorder's liabilities in exchange for the issuance by Promos of 13,773,700 shares of Promos' common stock to OmniCorder. OmniCorder also purchased 7,764,700 shares of Promos common stock from one of Promos' directors for $180,000. Following the completion of the reverse acquisition, private placement, related stock purchase and payment of equity-based transaction fees, OmniCorder owned 21,538,400 shares, or 72.8% of the outstanding shares of Promos common stock. As soon as reasonably practicable following the reverse acquisition, OmniCorder will dissolve and privately distribute the shares of Promos common stock it received under the Purchase Agreement to its stockholders in proportion to their respective interests in OmniCorder.

     The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

     At the closing of the reverse acquisition, Promos assumed all obligations of OmniCorder under OmniCorder's outstanding warrants to purchase shares of common stock at the respective exercise prices then in effect and upon the same terms and conditions as were contained in the OmniCorder warrants. At the time of the reverse acquisition, OmniCorder had outstanding warrants to purchase 600,000 shares of common stock that were assumed by Promos and treated pursuant to the Purchase Agreement as warrants to purchase 1,232,208 shares of Promos common stock.

     In addition, Promos assumed OmniCorder's 1998 Stock Option Plan and reserved shares of Promos common stock for stock options issued and issuable under that plan. At the time of the reverse acquisition, OmniCorder had outstanding stock options to purchase 1,217,860 shares of common stock that were assumed by Promos and treated pursuant to the Purchase Agreement as stock options to purchase 2,501,095 shares of Promos common stock. This Stock Option Plan will be amended to increase the number of stock options issuable under the plan to 4,435,500 shares, or approximately 15% of Promos' outstanding shares.

     Concurrently with the closing of the reverse acquisition, Promos completed a private placement of 5,686,027 shares of its common stock at a price of $1.375 per share. Promos received gross proceeds from the private placement of $7,820,405. Promos also issued warrants to three lead investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. After the closing of the reverse acquisition, private placement of common stock and payment of equity-based transaction fees, Promos had 29,570,000 outstanding shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,501,095 shares of common stock.

     The shares of Promos common stock issued to the private placement investors, as well as to OmniCorder and subsequently to its stockholders, have not been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an exemption from applicable registration requirements. All of the certificates representing these shares contain a legend stating the same.

     Pursuant to the Purchase Agreement, at the closing of the reverse acquisition, the board of directors of Promos was increased from two to four directors, and Mark A. Fauci and Jed Schutz were appointed to serve until the next annual meeting of stockholders in the vacancies created by the increase. Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act, pursuant to the Purchase Agreement, the board of directors will be increased to nine members, and George Benedict, Joseph Casey, Gordon A. Lenz, Hon. Joseph F. Lisa, Anthony A. Lombardo, Robert W. Loy and Richard Vietor will be appointed to serve as directors of Promos until the next annual meeting of stockholders. In connection with the appointment of these four directors, Judith F. Harayda and Stephan R. Levy, the sole members of the board of directors of Promos before the reverse acquisition, will resign as directors of Promos. In addition, at the closing of the reverse acquisition, the board of directors appointed Mr. Fauci as President and Chief Executive Officer, Marek Pawlowski, Ph.D. as Vice President, Product Development, and Steven W. Albanese as Controller and principal accounting officer of Promos.

     For accounting purposes, the transactions completed under the Purchase Agreement are being accounted for as a reverse acquisition, since the stockholders of OmniCorder will own a majority of the outstanding shares of common stock of Promos following the reverse acquisition and the private distribution of Promos common stock to OmniCorder's stockholders.

     Promos has relocated its executive offices to those of OmniCorder at 12-8 Technology Drive, East Setauket, New York 11733. Promos' new telephone and facsimile numbers are (631) 689-2649 and (631) 689-1109, respectively.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits.

      Exhibit No.       Description

      99.1              Press Release issued by Promos on December 19, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  December 22, 2003                 PROMOS, INC.


                                         By:/s/Mark A. Fauci
                                           -------------------------------------
                                           Mark A. Fauci
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX


      Exhibit No. Description
      ----------- -----------

      99.1        Press Release issued by Promos on December 19, 2003.